Exhibit 99.1

[TranSwitch Logo Appears Here]

TranSwitch Corporation Announces Second Quarter Results

(Shelton, CT) July 19, 2004—TranSwitch Corporation (NASDAQ: TXCC) announced today that it posted second quarter, 2004 net revenues of $8.7 million and a net loss of ($7.2) million, or ($0.08) per basic and diluted common share. For the six months ended June 30, 2004, the Company posted net revenues of $16.9 million and a net loss of ($22.4) million, or ($0.24) per basic and diluted common share.

During the quarter ended June 30, 2004, the Company reported a gross margin of $6.3 million. This margin was impacted by a cost of sales benefit totaling $1.0 million from the sale of previously reserved inventory.

The net loss for the second quarter, 2004 includes the following non-cash items:

•	other income of approximately $7.0 million to reflect the change in the fair value of the derivative liability relating to the Company’s 5.45% Convertible Plus Cash NotesSM issued on September 30, 2003;

•	interest expense of approximately $1.4 million relating to the on-going amortization of the debt discount related to the Company’s Plus Cash NotesSM; and

•	a loss of $1.2 million reflecting the write-off of the unamortized debt discount associated with the exchange of approximately $5.5 million face value of the Company’s Plus Cash NotesSM that were exchanged for 3.2 million shares of common stock.

For comparison purposes, the net revenues, the gross margin and the net loss for the second quarter, 2003 were:

•	the net revenues were $6.6 million;

•	the gross margin was $3.3 million; and

•	the net loss was ($12.6) million, or ($0.14) per basic and diluted common share.

“We are encouraged by our second quarter results and the strengthening demand and interest across our product lines,” stated Dr. Santanu Das, Chairman of the Board, Chief Executive Officer, and President of TranSwitch Corporation. “Our EtherMap-3 product, the foundation for our comprehensive Ethernet-over-

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SONET (EoS) solutions, secured 24 additional design wins this quarter bringing the total to date to 111. Furthermore, we are encouraged by the level of Tier 1 customer traction with our EtherMap-12, EtherMap-48 and PacketTruck products,” commented Dr. Das. “We are also enthused by the second quarter additions to our product portfolio, including our Virtual Tributary Cross Point (VTXP™) and EtherMap-12 solutions, which significantly strengthen our position with our customer base,” continued Dr. Das.

“While we are encouraged by our second quarter results and the enthusiasm of our customers for our product portfolio, there is still market uncertainty which limits our visibility. Therefore, we are estimating that our third quarter, 2004 product revenues will be approximately $7.0 million to $7.5 million and our third quarter, 2004 net loss will be in the range of ($0.15) to ($0.17) per basic and diluted common share. This net loss estimate for the third quarter, 2004 excludes any adjustment to the fair value of the derivative liability associated with our 5.45% Convertible Plus Cash NotesSM. The non-cash adjustment to fair value is based on several estimates, including our common stock price during the quarter ending September 30, 2004,” concluded Dr. Das.

Additional details on TranSwitch’s second quarter results will be discussed during a conference call regarding this announcement on Monday, July 19, 2004 at 5:30 pm eastern time. To listen to the live call, investors can dial (706) 679-0410 and reference leader Peter Tallian. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through August 2, 2004. To access the replay, dial (706) 645-9291 and enter conference ID number: 8630299. Investors can also access an audio webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, CT, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions—Connectivity Engines™—to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch Corporation, Shelton, CT is an ISO 9001:2000 registered company. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Website—http://www.transwitch.com.

Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the

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Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

For more information contact:

Peter J. Tallian

Senior Vice President, Chief Financial Officer and Treasurer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

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TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenues:
Product revenues	$8,501	$6,516	$16,704	$10,447
Service revenues	186	91	188	258

Total net revenues	8,687	6,607	16,892	10,705
Cost of revenues:
Cost of product revenues	2,246	1,759	4,392	2,997
Provision for excess inventories	—	1,498	—	1,498
Cost of service revenues	158	13	158	115

Total cost of revenues	2,404	3,270	4,550	4,610

Gross profit	6,283	3,337	12,342	6,095
Operating expenses:
Research and development	11,972	10,468	25,641	20,698
Marketing and sales	3,212	2,710	6,543	5,392
General and administrative	1,792	1,248	3,663	2,720
Restructuring (benefit) charge and asset impairments	(61)	138	(212)	3,925

Total operating expenses	16,915	14,564	35,635	32,735

Operating loss	(10,632)	(11,227)	(23,293)	(26,640)

Other income (expense):
Equity in net losses of affiliates	—	(471)	—	(786)
Change in fair value of derivative liability	6,951	—	7,726	—
Loss on extinguishment of debt	(1,241)	—	(1,241)	—
Other income (expense), net	366	—	255	(50)
Interest income (expense):
Interest income	599	738	1,131	1,585
Interest expense	(3,146)	(1,486)	(6,565)	(3,038)

Interest expense, net	(2,547)	(748)	(5,434)	(1,453)

Total other income (expense), net	3,529	(1,219)	1,306	(2,289)

Loss before income taxes, extraordinary loss and cumulative effect of adoption of and changes in accounting principles	(7,103)	(12,446)	(21,987)	(28,929)
Income tax expense	70	115	173	184

Loss before extraordinary loss and cumulative effect of adoption of and changes in accounting principles	(7,173)	(12,561)	(22,160)	(29,113)
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—	—	(83)
Cumulative effect on prior years of adoption of and retroactive application of FIN 46R and new depreciation method	—	—	(277)	(805)

Net loss	$(7,173)	$(12,561)	$(22,437)	$(30,001)

Basic and diluted loss per common share:
Loss before extraordinary loss and cumulative effect of adoption of and changes in accounting principles	(0.08)	(0.14)	$(0.24)	$(0.32)
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—	—	—
Cumulative effect on prior years of adoption of and retroactive application of FIN 46R and new depreciation method	—	—	—	(0.01)

Net loss	$(0.08)	$(0.14)	$(0.24)	$(0.33)

Basic and diluted average common shares outstanding	92,587	90,167	91,809	90,166

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and short-term investments	$115,861	$152,051
Accounts receivable, net	4,604	3,684
Inventories	3,915	2,838
Prepaid expenses and other current assets	3,946	2,912

Total current assets	128,326	161,485

Long-term marketable securities	39,071	27,300
Property and equipment, net	8,581	10,262
Other assets	7,097	7,259

Total assets	$183,075	$206,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$16,273	$12,186
Restructuring liabilities	968	1,454

Total current liabilities	17,241	13,640

Restructuring liabilities – long-term	22,201	22,689
5.45% Convertible Plus Cash NotesSM due 2007, net of debt discount of $17,758 and $21,742, respectively	74,261	75,866
4.50% Convertible Notes due 2005	24,442	24,442
Derivative liability	12,934	20,659

Total liabilities	151,079	157,296

Commitments and contingencies

Total stockholders’ equity	31,996	49,010

Total liabilities and stockholders’ equity	$183,075	$206,306